Exhibit 4.1

ARCELORMITTAL,

as Company,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and

CITIBANK, N.A.,

as Securities Administrator

Fifth Supplemental Indenture
Dated as of June 17, 2024

U.S.$500,000,000 6.000% Notes due 2034

U.S.$500,000,000 6.350% Notes due 2054

Supplement to the Senior Indenture dated as of June 1, 2015
providing for the issuance of Senior
Debt Securities

FIFTH SUPPLEMENTAL INDENTURE, dated as of June 17, 2024 (this “Fifth Supplemental Indenture”), among ArcelorMittal, a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”) under the Senior Indenture dated as of June 1, 2015, among the Company, the Trustee and the Securities Administrator (the “Base Indenture” and as supplemented by the Fifth Supplemental Indenture, the “Indenture”), and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator”) under the Indenture.

RECITALS:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee and the Securities Administrator to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(h) of the Base Indenture provides for the Company, the Securities Administrator and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires by this Fifth Supplemental Indenture to create two new series of Securities to be issuable under the Base Indenture, as supplemented by this Fifth Supplemental Indenture, and to be known as the Company’s 6.000% Notes due 2034 (the “Series 2034 Notes”) and the Company’s 6.350% Notes due 2054 (the “Series 2054 Notes” and together with the Series 2034 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fifth Supplemental Indenture;

WHEREAS, the Company has delivered to each of the Trustee and the Securities Administrator an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 1.02, 3.03 and 9.03 of the Base Indenture to the effect that all conditions precedent provided for in the Base Indenture relating to the Trustee’s execution and delivery of this Fifth Supplemental Indenture have been complied with and the execution of this Fifth Supplemental Indenture is permitted by the Base Indenture;

WHEREAS, the Company has requested that the Securities Administrator and the Trustee execute and deliver this Fifth Supplemental Indenture, and all requirements necessary to make (i) this Fifth Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Securities Administrator, the valid obligations of the Company, have been performed, and the execution and delivery of this Fifth Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE I – DEFINITIONS; GENERAL

Section 1.1            Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fifth Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes with respect to the Notes issued hereby.

Section 1.2            Definition of Terms.

For all purposes of this Fifth Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

(a)	a term defined in the Base Indenture has the same meaning when used in this Fifth Supplemental Indenture unless otherwise specified herein;

(b)	a term defined anywhere in this Fifth Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa; and

(d)	headings are for convenience of reference only and do not affect interpretation.

“Additional Basis Points” means 25 basis points in the case of the Series 2034 Notes and 30 basis points in the case of the Series 2054 Notes.

“Applicable Procedures” means, with respect to any transfer, exchange or other activity of the Depositary, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or other activity.

“Authorized Officer” means, with respect to any Person, the Executive Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Corporate Secretary, any Vice-President, any Finance Special Proxy Holder of such Person and, with respect to the Company only, any Authorized Signatory for Daily Affairs.

“Change of Control” means an event whereby a Person (or a group of Persons acting in concert) other than one or more members of the Mittal Family controls or acquires control of the Company; provided that a Change of Control shall not be deemed to have occurred unless, within the Change of Control Period, (i) if the Company’s long-term, unsecured and unsubordinated indebtedness is rated by any one or more Rating Agencies, a Rating Downgrade in respect of that Change of Control occurs and, in the case only of such Rating Downgrade occurring within the Potential Change of Control Period, the relevant Rating Agency does not, within the Potential Change of Control Period, reverse such Rating Downgrade so that the Company’s long-term, unsecured and unsubordinated indebtedness has the same or a better credit rating attributed by such Rating Agency than before such Rating Downgrade occurred, or (ii) if the Company’s long-term, unsecured and unsubordinated indebtedness is not rated by any one or more Rating Agencies, a Negative Rating Event in respect of that Change of Control occurs. For purposes of this definition, “control” means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise.

“Change of Control Period” means the period commencing on the earlier of (i) the date of the first public announcement of the relevant Change of Control having occurred and (ii) the first day of the Potential Change of Control Period, and ending 90 days after the date of the first public announcement of the relevant Change of Control having occurred (the “Initial End Date”), provided that if one or more Rating Agencies has on or prior to the Initial End Date publicly announced that it has placed the rating of the Company’s long-term, unsecured and unsubordinated indebtedness under consideration for rating downgrade (the “Placing on Credit Watch”), the Change of Control Period shall be extended to the earlier of (i) the later of (a) the date which falls 60 days after the date of the Placing on Credit Watch and (b) the Initial End Date or (ii) the date which falls 60 days after the Initial End Date.

“Consolidated Financial Statements” means the Company’s most recently published:

(a) audited annual consolidated financial statements, as approved by the Board of Directors and certified by an independent auditor; or, as the case may be,

(b) unaudited (but subject to a “review” from an independent auditor) condensed consolidated half-year financial statements, as approved by the Board of Directors,

in each case prepared in accordance with Applicable Accounting Standards.

“Corporate Trust Office” means (i) with respect to the trustee, 277 Park Ave, New York, NY 10172, Attn: ArcelorMittal Notes Administrator; and (ii) with respect to the securities administrator (A) solely for the purposes of the transfer, surrender or exchange of the subordinated debt securities: 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (B) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.

“Interest Period” means the period during which interest accrues from the Closing Date or, if interest has already been paid, from the date it was most recently paid.

“Negative Rating Event” means the Company does not within the Change of Control Period obtain an Investment Grade Rating for the Company’s long-term, unsecured and unsubordinated indebtedness from at least one Rating Agency.

“Paying Agent” means the Securities Administrator under the Base Indenture. The Company may appoint one or more additional Paying Agents. The Company may change any Paying Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

“Place of Payment” means the United States.

“Potential Change of Control Period” means the period commencing on the date of the first public announcement of a potential Change of Control by ArcelorMittal, or by any actual or potential bidder or any advisor thereto, and ending on the date of the first public announcement of the relevant Change of Control.

“Regular Record Date” has the meaning set out in the Notes of each series attached hereto as Exhibit A and Exhibit B, respectively.

“Securities Registrar” means the Securities Administrator under the Base Indenture. The Company may appoint one or more co-Registrars. The Company may change any Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

“Stated Maturity” means June 17, 2034 with respect to the Series 2034 Notes and June 17, 2054 with respect to the Series 2054 Notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.3            General.

The terms of this Fifth Supplemental Indenture shall apply to the Notes of each series issued under this Fifth Supplemental Indenture and shall not apply to any other series of Securities.

ARTICLE II - GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1            Designation and Principal Amount.

There is hereby authorized and established two new series of Securities designated the “6.000% Notes due 2034,” initially limited to an aggregate principal amount of U.S.$500,000,000, and the “6.350% Notes due 2054,” initially limited to an aggregate principal amount of U.S.$500,000,000, which amounts shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture. The Series 2034 Notes shall mature on June 17, 2034 and the Series 2054 Notes shall mature on June 17, 2054.

The Company may, from time to time and without the consent of the Holders, issue additional Series 2034 Notes or Series 2054 Notes on identical terms and conditions to those of the applicable series of Notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the applicable series of Notes; provided, however, that unless such additional Series 2034 Notes or Series 2054 Notes are issued under a separate CUSIP number, such additional Series 2034 Notes or Series 2054 Notes must be part of the same “issue” for U.S. federal income tax purposes, must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes or must be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

The Series 2034 Notes shall bear interest at a rate of 6.000% per annum, from the issue date of such series of Notes or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually in arrears on each June 17 and December 17, commencing on December 17, 2024 (each an “Interest Payment Date”) until the principal thereof is paid or duly provided for. The Series 2054 Notes shall bear interest at a rate of 6.350% per annum, from the issue date of such series of Notes or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually in arrears on each June 17 and December 17, commencing on December 17, 2024 (each an “Interest Payment Date”) until the principal thereof is paid or duly provided for. Except as otherwise specified as contemplated by Section 3.01 of the Base Indenture, all interest shall be computed on the basis of a 360 day year of twelve 30-day months. Each payment of principal (and premium, if any) and interest (if any) on the Notes will be made to the Persons who are registered Holders of the Notes on the Regular Record Date. Payments due on a date other than a Business Day shall be made on the next succeeding Business Day and such extension of time will not result in a default under the Notes or the Base Indenture or this Fifth Supplemental Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Subject to the provisions of Section 10.02 of the Base Indenture (i) the principal of (and premium, if any) and interest (if any) on the Notes will be payable at the Place of Payment, (ii) the Notes may be surrendered at the Place of Payment for registration of transfer, (iii) the Notes may be surrendered at the Place of Payment for exchange and (iv) notices and demands to or upon the Company in respect of the Notes may be served at ArcelorMittal Sales and Administration LLC, 833 W. Lincoln Highway, Suite 200E, Schererville, IN 46375, United States of America.

The Notes are not required to be listed on any securities exchange or quoted on any automated quotation system.

There are no deletions, limitations or modifications of or additions to the Events of Default, as set forth in the Base Indenture, with respect to the Notes.

The Notes will be issued in minimum denominations of at least U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 2.2            Forms Generally.

The Series 2034 Notes and the Series 2054 Notes shall be in substantially the form set forth in Exhibit A and Exhibit B to this Fifth Supplemental Indenture, respectively.

The Notes are Book-Entry Securities, issued in the registered form of one or more global notes, registered in the name of Cede & Co or its registered assigns as nominee of DTC, the Depository. The Notes are exchangeable for notes registered in the name of a Person other than the Depository or its nominee only in the limited circumstances set forth in Section 3.05 of the Base Indenture.

Sections 4.01, 4.02 and 4.03 of the Base Indenture apply to the Notes.

ARTICLE III - REDEMPTION OF NOTES

Section 3.1            Redemption at the Option of the Company.

Prior to March 17, 2034 (three months prior to the maturity date of the Series 2034 Notes) (the “Series 2034 Par Call Date”) and December 17, 2053 (six months prior to the maturity date of the Series 2054 Notes) (the “Series 2054 Par Call Date” and together with the Series 2034 Par Call Date, each a “Par Call Date”), the Company may redeem each series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the Additional Basis Points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date. On or after the applicable Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

In accordance with Section 11.03 of the Base Indenture, except as described under this Section 3.1 or Section 3.2 of this Fifth Supplemental Indenture, the Notes will not otherwise be redeemable by the Company at the Company’s option prior to the Stated Maturity.

Section 3.2            Redemption for Taxation Reasons.

The Notes of any series may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable) in accordance with Sections 1.06 and 11.07 of the Base Indenture, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including any Additional Amounts) thereon, if any, up to (but excluding) the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of:

(a)	any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(b)	any change in, or amendment to, an official position regarding the application or written interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Notes or the Indenture, with respect to any payment due or to become due under the Notes or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable); provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to the giving of any notice of redemption of the Notes of any series pursuant to the foregoing, the Company or its successor entity, as the case may be, will deliver to the Trustee and the Securities Administrator:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, and describing the facts related thereto and stating that such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it; and

(2) an Opinion of Counsel of recognized standing with respect to tax stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee and the Securities Administrator will accept and shall be fully protected in relying upon such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

Any Notes that are redeemed pursuant to this Section 3.2 will be cancelled.

Section 3.3            Election to Redeem; Notice to Trustee and the Securities Administrator.

With respect to the Notes, Section 11.02 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

The due authorization of the election of the Company to redeem any Securities shall be evidenced by an Officer’s Certificate. In case of any redemption at the election of the Company of less than all the Notes, the Company shall provide the Trustee and Securities Administrator with an Officer’s Certificate stating that no defaults in the payment of interest or Events of Default with respect to the Notes have occurred (which have not been waived or cured). In the case of any redemption of Notes pursuant to an election of the Company which is subject to a condition or computation specified in the terms of such Securities, the Company shall furnish the Trustee and the Securities Administrator with an Officer’s Certificate evidencing compliance with such condition or computation.

Unless otherwise agreed among the Company, Trustee and Securities Administrator, the Company will send the Trustee and Securities Administrator a draft of the Officer’s Certificate evidencing the due authorization of the Company’s election to redeem the Notes and a draft of the notice of redemption to be provided to Holders no later than noon (New York time) on the third Business Day preceding the date on which notice to the Holders of such redemption is to be provided, and the final, signed version of such certificate and the final notice to be sent to Holders shall be provided by the Company to the Trustee and Securities Administrator no later than noon (New York time) on the Business Day preceding the date on which notice to the Holders will be provided and will be held in escrow by the Trustee and Securities Administrator until the date on which notice to the Holders is to be sent. For the avoidance of doubt, the Trustee and Securities Administrator will be entitled to fully rely on any such Officer’s Certificate without any obligation to verify or otherwise confirm the content thereof and with no liability therefor.

In the event that any election by the Company necessitates the retention of any agent by either of the Trustee or the Securities Administrator, the Company agrees that such retention shall be at the sole expense of the Company, subject to the Company’s prior approval of such agent.

ARTICLE IV - OFFER TO PURCHASE UPON A CHANGE OF CONTROL

Section 4.1            Offer To Purchase upon a Change of Control.

Pursuant to Section 10.12 of the Base Indenture, upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes of any series under Section 3.1 or under Section 3.2, or unless the Change of Control Payment Date would fall on or after the maturity date of the Notes of such series, the Company will make an offer to purchase all or a portion of each Holder’s Notes of such series for which the applicability of this Section 4.1 has been specified pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount tendered, plus accrued and unpaid interest thereon, if any, up to (but excluding) the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will deliver, by first class mail (or while the Notes are in global form such notice shall be sent electronically through the Applicable Procedures of the Depositary), a notice to each Holder of Notes at such Holder’s address as it appears in the Security Register, with a copy to the Trustee and the Securities Administrator, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to tender the Notes in accordance with the terms of the Change of Control Offer prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(a)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the Paying Agent and instruct the Paying Agent in writing to pay an amount equal to the purchase price in respect of all Notes or portions thereof so tendered; and

(c)	deliver or cause to be delivered to the Securities Administrator with a copy to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

Upon deposit of the amount of the purchase price and the receipt of the written instructions of the Company specified above, the Paying Agent will promptly mail or wire to each Holder of Notes so tendered the purchase price for such Notes, and the Securities Administrator, upon instruction by the Company and in accordance with the Indenture, will promptly authenticate and mail or cause to be transferred by book entry to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

The Trustee and the Securities Administrator are under no obligation to ascertain whether a Change of Control or any event that could lead to the occurrence of or could constitute a Change of Control has occurred, and until a responsible officer of the Trustee or the Securities Administrator, as applicable, has actual knowledge or express notice to the contrary, the Trustee and the Securities Administrator may conclusively assume that no Change of Control or other such event has occurred.

ARTICLE V - PAYMENT OF ADDITIONAL AMOUNTS

Section 5.1 Payment of Additional Amounts.

The Company will make all payments of principal of, and premium (if any) and interest on, the Notes of any series without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within Luxembourg, any jurisdiction in which ArcelorMittal is resident for tax purposes or, in the case of a successor entity, any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor entity, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will pay such additional amounts (“Additional Amounts”) that will result in the receipt by the Holders of such amounts that would have been received by such Holders had no such withholding or deduction been required by the Relevant Jurisdiction, except that no Additional Amounts will be payable:

(a)	for or on account of:

(i)  any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A)	the existence of any present or former connection between the Holder or beneficial owner of such Note, as the case may be, and the Relevant Jurisdiction including, without limitation, such Holder or beneficial owner being or having been a citizen or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, other than merely holding such Note or the receipt of payments thereunder;

(B)	the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or premium (if any) or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;

(C)	the failure of the Holder or beneficial owner to comply with a timely and reasonable request of the Company or any successor entity addressed to the Holder or beneficial owner, as the case may be, to provide information, documentation and certification concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would under applicable law, regulation or administrative practice have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder; or

(D)	the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(ii)  any estate, inheritance, gift, sale, transfer, excise or personal property or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on or in respect of a Note;

(iv) any tax, assessment or other governmental charge imposed by the Foreign Account Tax Compliance Act pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b) of the Code and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing; or

(v)  any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (i), (ii), (iii) and (iv); or

(b)	with respect to any payment of the principal of, or premium (if any) or interest on, such Note to a Holder who is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, or beneficial owner been the Holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention will be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. For the avoidance of doubt, in no event shall either of the Trustee or the Securities Administrator have any duty, responsibility or obligation to confirm, verify or otherwise review any calculation or other determination in connection with Additional Amounts or any other possible make-whole premiums, and neither the Trustee nor the Securities Administrator shall have any liability in connection with, related to or arising out of any such calculations or determinations.

ARTICLE VI - MISCELLANEOUS

Section 6.1            Separability Clause.

In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.2            Trustee and Securities Administrator.

The Trustee accepts the trusts created by this Fifth Supplemental Indenture upon the terms and conditions set forth in the Indenture. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture and perform its obligations hereunder and the Securities Administrator represents that it is duly authorized to authenticate the Notes and perform its obligations hereunder. In entering into this Fifth Supplemental Indenture, each of the Trustee and the Securities Administrator shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee or the Securities Administrator, as applicable, as if they were expressly set forth herein mutatis mutandis.

The Trustee, the Securities Administrator or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.3            Counterparts.

This Fifth Supplemental Indenture may be executed in any number of separate counterparts each of which shall be an original for all purposes regardless of whether delivered in physical or electronic form; but such separate counterparts shall together constitute but one and the same instrument.

Section 6.4            Amendment.

This Fifth Supplemental Indenture may be amended or supplemented in accordance with the provisions of Article 9 of the Base Indenture. In addition, the Fifth Supplemental Indenture may be amended or modified without the consent of any Holder of the Notes in order to, among other things, conform the provisions of this Fifth Supplemental Indenture or the Notes to the “Description of Notes” section of the prospectus supplement dated June 10, 2024 or the “Description of Senior Debt Securities” section of the prospectus dated April 8, 2024, as applicable.

Section 6.5.            Governing Law.

THE BASE INDENTURE, THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF ARTICLES 470-1 to 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, DO NOT APPLY TO THE NOTES.

Section 6.6.            Jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER OR THE TRUSTEE OR SECURITIES ADMINISTRATOR ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 6.7.            Process Agent.

The Company has appointed ArcelorMittal Sales and Administration LLC (the “Process Agent”), at 883 W. Lincoln Highway, Suite 200E, Schererville, Indiana 46375, as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Fifth Supplemental Indenture, the Notes or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Fifth Supplemental Indenture. Such service may be made in any manner permitted by applicable law in any such suit, action or proceeding at the address for the Process Agent, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company in any such suit, action or proceeding.

Section 6.8.            Waiver of Jury Trial.

Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture or the transactions contemplated by the Indenture.

Section 6.9.            Electronic Signatures.

(a) For purposes of this Fifth Supplemental Indenture, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee, the Securities Administrator and the Paying Agent are authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee, the Securities Administrator and the Paying Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, the Securities Administrator and the Paying Agent, including, without limitation, the risk of the Trustee, the Securities Administrator and the Paying Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in this Fifth Supplemental Indenture that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c) Notwithstanding anything to the contrary in this Fifth Supplemental Indenture, any and all communications (both text and attachments) by or from the Trustee, the Securities Administrator and the Paying Agent that the Trustee, the Securities Administrator and the Paying Agent in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

(d) Delivery of an executed counterpart of a signature page of this Fifth Supplemental Indenture by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Fifth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the day and year first above written.

ARCELORMITTAL, as Company

By:	/s/ Philippe Noury
Name: Philippe Noury
Title: Group Treasurer

By:	/s/ Maureen Baker
Name: Maureen Baker
Title: Head Funding

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:	/s/ Eva Waite
Name: Eva Waite
Title: Senior Trust Officer

Exhibit A

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

CUSIP No.: 03938LBG8

ISIN No.: US03938LBG86

6.000% Notes due 2034

No. R-	$

ARCELORMITTAL

promises to pay to Cede & Co. or registered assigns,

the principal sum of $                    on June 17, 2034.

Interest Payment Dates: June 17 and December 17 of each year, commencing on December 17, 2024.

Record Dates: June 3 and December 3 of each year, commencing on December 3, 2024.

Reference is hereby made to the further provisions of the Security evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.

Unless the Certificate of Authentication has been duly executed by the Securities Administrator by manual signature, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Dated: June 17, 2024

ARCELORMITTAL
By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to
in the within-mentioned Indenture:

Dated: June 17, 2024

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:

6.000% Notes due 2034

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)            INTEREST. ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the Securities at 6.000% per annum from June 17, 2024 until Maturity. The Company will pay interest and Additional Amounts (if any) pursuant to Section 10.11 of the Base Indenture, semi-annually in arrears on June 17 and December 17 of each year (each an Interest Payment Date) commencing on December 17, 2024, to the Holders of Securities registered as such as of close of business on June 3 and December 3 (each a Regular Record Date), immediately preceding the relevant Interest Payment Date, or on the maturity date, or date of redemption, as applicable.

If an Interest Payment Date, the maturity date, or date of redemption in respect of the Securities is a Legal Holiday, we will pay interest or principal, as the case may be, on the next succeeding day that is not a Legal Holiday. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Interest on the Securities will accrue from the Closing Date or, if interest has already been paid, from the date it was most recently paid to (but excluding) the relevant interest payment date (each such period, an “Interest Period”). Interest on the Securities will be calculated in accordance with Section 3.10 of the Base Indenture.

Interest will cease to accrue on the Securities on the due date for their redemption, unless, upon such due date, payment of principal is improperly withheld or refused or if default is otherwise made in respect of payment of principal, in which case interest will continue to accrue on the Securities at the rates set forth above, as the case may be, until the earlier of (a) the day on which all sums due in respect of such Securities up to that day are received by the relevant Holder or (b) the day falling seven days after the Securities Administrator has notified the Holders of receipt of all sums due in respect of the such Securities up to that seventh day, except to the extent that there is failure in the subsequent payment to the relevant Holders following such notification.

(2)            DEFAULTED INTEREST. Any interest on the Securities which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

(3)            METHOD OF PAYMENT. The Company will pay interest on the Securities (except Defaulted Interest) and Additional Amounts (if any) to the Persons who are registered Holders of Securities at the close of business in New York City on June 3 or December 3 (whether or not a Business Day) immediately preceding the Interest Payment Date, except as provided in Section 3.07 of the Base Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, interest and Additional Amounts (if any) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts (if any) may be made by wire transfer of immediately available funds for all Securities the Holders of which will have provided wire transfer instructions to the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4)            PAYING AGENT AND SECURITY REGISTRAR. Initially, Citibank, N.A., the Securities Administrator under the Indenture, will act as Paying Agent and Security Registrar. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(5)            INDENTURE. The Company issued the Securities under an Indenture dated as of June 1, 2015, as supplemented by the Fifth Supplemental Indenture dated June 17, 2024, between the Company, the Securities Administrator and the Trustee. The terms of the Securities include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended. The Securities are subject to all such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(6)  REDEMPTION FOR TAXATION REASONS. The Securities may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including any Additional Amounts) thereon, if any, up to (but excluding) the Tax Redemption Date if, as a result of:

(a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(b) any change in, or amendment to, an official position regarding the application or written interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Securities or the Indenture, with respect to any payment due or to become due under the Securities or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable); provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due.

Any Securities that are redeemed will be cancelled.

(7)            REDEMPTION AT THE OPTION OF THE COMPANY. The Company will have the right to redeem the Notes at its option, in whole or in part, prior to March 17, 2034 (three months prior to their maturity date) (the “Par Call Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (ii) interest accrued to the date of redemption, and

(b) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date.

On or after the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

(8)            MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

(9)            [Reserved]

(10)            OFFER TO PURCHASE UPON A CHANGE OF CONTROL. Section 10.12 of the Base Indenture shall be applicable to the Securities. Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities under Section 3.1 or under Section 3.2 of the Fifth Supplemental Indenture, or unless the Change of Control Payment Date would fall on or after the maturity date of the Securities, the Company will make an offer to purchase all or a portion of each Holder’s Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest thereon, if any, up to (but excluding) the date of purchase, subject to the provisions of the Indenture.

(11)            LEGAL DEFEASANCE AND DISCHARGE. Section 4.02 of the Base Indenture shall be applicable to the Securities.

(12)            COVENANT DEFEASANCE. Section 4.03 of the Base Indenture shall be applicable to the Securities.

(13)            SATISFACTION AND DISCHARGE. The Indenture specifies the means by which it may be discharged and cease to be of further effect with respect to the Securities.

(14)            DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar, the Securities Administrator and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities of such series to be redeemed or selected for redemption or during the period between a record date and the corresponding Interest Payment Date.

(15)            PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(16)            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series to be affected under the Indenture at any time by the Company, the Securities Administrator and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in the Indenture, the Indenture may be amended or modified without the consent of any Holder of Securities in order, among other things: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture; (iii) to add to the covenants of the Company, for the benefit of holders of the Securities or to surrender any power or right conferred upon the Company; (iv) to add or modify for the benefit of holders of the Securities any events of default; (v) to provide for the assumption by a successor company of the Company’s obligations under the Securities and the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (vi) to comply with any requirements of the United States Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act; (vii) to correct or add any other provisions with respect to matters or questions arising under the Indenture, provided that correction or added provision will not adversely affect the interests of the Holders of the Securities in any material respect; or (viii) to conform the provisions of the Indenture and the Notes to the “Description of Notes” section of the prospectus supplement dated June 10, 2024 or the “Description of Senior Debt Securities” section of the prospectus dated April 8, 2024, as applicable.

As set forth in the Indenture, without the consent of each Holder of an Outstanding Security affected, no amendment may, among other things: (i) modify the Stated Maturity of the Securities or the dates on which interest is payable in respect of the Securities; (ii) change the method in which amounts of payments of principal or any interest thereon is determined; (iii) reduce the principal amount of, or interest on, the Securities; (iv) reduce the premium payable upon redemption; (v) change the obligation of the Company to pay Additional Amounts; (vi) change the currency of payment of the Securities; (vii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture, (viii) impair the right of the Holders of Securities to institute suit for the enforcement of any payment on or after the date due; (ix) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of the Indenture or defaults under the Indenture and their consequences; and (x) modify the provisions of the Indenture regarding the quorum required at any meeting of Holders.

(17)            DEFAULTS AND REMEDIES. Each of the following is an “Event of Default”:

(1)            default in any payment of principal or any premium on any Security of a series when due (at Maturity, including upon redemption, or otherwise), which continues for 15 days;

(2)            default in the payment of interest (if any) and Additional Amounts (if any) on any Security of a series when due, which continues for 30 days;

(3)            the Company’s failure to comply with any other obligation contained in the Indenture (other than a covenant default in whose performance or whose breach is elsewhere in Section 5.01 of the Base Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or the Securities Administrator written notice, as provided in accordance with Section 1.05 of the Base Indenture, specifying such default or breach and requiring it to be remedied;

(4)            the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;

(5)            if the Company is (or is deemed by law or a court to be) insolvent (which includes, but is not limited to: (i) the occurrence of a state of cessation of payments (cessation de payments) and the loss of commercial creditworthiness (ébranlement de crédit), (ii) institution of bankruptcy proceedings (faillite) under articles 437 ff of the Luxembourg Code of Commerce (iii) the institution of any proceedings for judicial liquidation (liquidation judiciaire) under articles 1100-1 ff of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, judicial reorganisation (réorganisation judiciaire), reorganisation by amicable agreement (réorganisation par accord amiable), administrative dissolution without liquidation (dissolution administrative sans liquidation) under articles 11 ff of the Luxembourg law dated 7 August 2023 on business continuity and the modernisation of bankruptcy (the Luxembourg Business Continuity Act), (iv) an application made by the Company or by any other person for the appointment of an insolvency receiver (curateur), surveyor judge (juge commissaire), delegated judge (juge délégué), liquidator (liquidateur), temporary administrator (administrateur provisoire), business conciliator (conciliateur d’entreprise), court officer (mandataire de justice) or other similar officer pursuant to any insolvency or similar proceedings or (v) an application made by the Company or by any other person for opening of any voluntary, judicial or administrative winding-up or liquidation) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts (which includes any negotiations conducted in order to reach an amicable agreement (accord amiable) with creditors pursuant to the Luxembourg Business Continuity Act) or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events; or

(6)            if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt (which includes, but is not limited to: (i) the occurrence of a state of cessation of payments (cessation de payments) and the loss of commercial creditworthiness (ébranlement de crédit), (ii) institution of bankruptcy proceedings (faillite) under articles 437 ff of the Luxembourg Code of Commerce (iii) the institution of any proceedings for judicial liquidation (liquidation judiciaire) under articles 1100-1 ff of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, judicial reorganisation (réorganisation judiciaire), reorganisation by amicable agreement (réorganisation par accord amiable), administrative dissolution without liquidation (dissolution administrative sans liquidation) under articles 11 ff of the Luxembourg law dated 7 August 2023 on business continuity and the modernisation of bankruptcy (the Luxembourg Business Continuity Act), (iv) an application made by the Material Subsidiary or by any other person for the appointment of an insolvency receiver (curateur), surveyor judge (juge commissaire), delegated judge (juge délégué), liquidator (liquidateur), temporary administrator (administrateur provisoire), business conciliator (conciliateur d’entreprise), court officer (mandataire de justice) or other similar officer pursuant to any insolvency or similar proceedings or (v) an application made by the Material Subsidiary or by any other person for opening of any voluntary, judicial or administrative winding-up or liquidation) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts (which includes any negotiations conducted in order to reach an amicable agreement (accord amiable) with creditors pursuant to the Luxembourg Business Continuity Act) or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event.

Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the affected series may declare the principal amount of the outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 1.05 of the Base Indenture. Upon any such declaration, the Securities of such series shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)            the Company has paid or deposited with the Trustee a sum sufficient to pay

(a)            all overdue interest on all Securities of that series,

(b)            the principal of (and premium (if any) on) any Securities of that series which have become due other than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(c)            to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d)            all sums paid or advanced by either of the Trustee or the Securities Administrator hereunder and the reasonable and documented compensation, expenses, disbursements and advances of each of the Trustee and the Securities Administrator, its agents and counsel;

and

(2)            all Events of Default with respect to Securities of that series, other than the non-payment of the principal and other amounts of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04 of the Base Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive any past default under the Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Securities or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.

Holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 6 of the Base Indenture relating to the Trustee’s duties, neither of the Trustee nor the Securities Administrator will be under any obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.

No Holder of Securities of any series will have any right to institute any proceeding with respect to the Indenture or the Securities of the series or for any remedy thereunder, unless:

(1)            such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Securities of the series has occurred;

(2)            Holders of not less than 25% in aggregate principal amount of the outstanding Securities of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3)            the Holders of the Securities of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;

(4)            the Trustee for 60 days thereafter has failed to institute any such proceeding;

(5)            during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the relevant series have not given the Trustee a direction that is inconsistent with such written request; and

(6)            the terms of such series of Securities do not prohibit such remedy to be sought by the Trustee and/or the Holders,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders

Notwithstanding any other provision of the Indenture, the right of any Holder of a Security to receive payment of principal of, and interest (if any) and Additional Amounts (if any) on the Security, on or after the respective due dates expressed in the Security (including in connection with a Change of Control Offer), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

(18)            TRUSTEE AND SECURITIES ADMINISTRATOR DEALINGS WITH COMPANY. Each of the Trustee and the Securities Administrator, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or Securities Administrator, as applicable. However, in the event that the Trustee acquires any conflicting interest as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, or resign.

(19)            NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(20)            AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Securities Administrator or an authenticating agent.

(21)            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(22)            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and each of the Trustee and the Securities Administrator may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(23)            GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF ARTICLES 470-1 to 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY TO THE SECURITIES.

(24)            JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER OR THE TRUSTEE OR SECURITIES ADMINISTRATOR ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ArcelorMittal
24-26 boulevard d’Avranches
L-1160 Luxembourg
Grand Duchy of Luxembourg
Attention: Group Funding Department – Corporate Legal

And copy to:

Immeuble “Théodore”
1-3 rue Blanche
75009 Paris
Attention: Group Funding Department

ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee or the Securities Administrator, as applicable).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit B

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

CUSIP No.: 03938LBH6

ISIN No.: US03938LBH69

6.350% Notes due 2054

No. R-	$

ARCELORMITTAL

promises to pay to Cede & Co. or registered assigns,

the principal sum of $                on June 17, 2054.

Interest Payment Dates: June 17 and December 17 of each year, commencing on December 17, 2024.

Record Dates: June 3 and December 3 of each year, commencing on December 3, 2024.

Reference is hereby made to the further provisions of the Security evidenced hereby set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.

Unless the Certificate of Authentication has been duly executed by the Securities Administrator by manual signature, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Dated: June 17, 2024

ARCELORMITTAL

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities referred to
in the within-mentioned Indenture:

Dated: June 17, 2024

CITIBANK, N.A., not in its individual capacity but solely as Securities Administrator

By:

6.350% Notes due 2054

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST. ArcelorMittal, a société anonyme organized under Luxembourg law will pay interest on the principal amount of the Securities at 6.350% per annum from June 17, 2024 until Maturity. The Company will pay interest and Additional Amounts (if any) pursuant to Section 10.11 of the Base Indenture, semi-annually in arrears on June 17 and December 17 of each year (each an Interest Payment Date) commencing on December 17, 2024 to the Holders of Securities registered as such as of close of business on June 3 and December 3 (each a Regular Record Date), immediately preceding the relevant Interest Payment Date, or on the maturity date, or date of redemption, as applicable.

If an Interest Payment Date, the maturity date, or date of redemption in respect of the Securities is a Legal Holiday, we will pay interest or principal, as the case may be, on the next succeeding day that is not a Legal Holiday. Payments postponed to the next Business Day in this situation will be treated under this Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or this Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.

Interest on the Securities will accrue from the Closing Date or, if interest has already been paid, from the date it was most recently paid to (but excluding) the relevant interest payment date (each such period, an “Interest Period”). Interest on the Securities will be calculated in accordance with Section 3.10 of the Base Indenture.

Interest will cease to accrue on the Securities on the due date for their redemption, unless, upon such due date, payment of principal is improperly withheld or refused or if default is otherwise made in respect of payment of principal, in which case interest will continue to accrue on the Securities at the rates set forth above, as the case may be, until the earlier of (a) the day on which all sums due in respect of such Securities up to that day are received by the relevant Holder or (b) the day falling seven days after the Securities Administrator has notified the Holders of receipt of all sums due in respect of the such Securities up to that seventh day, except to the extent that there is failure in the subsequent payment to the relevant Holders following such notification.

(2)       DEFAULTED INTEREST. Any interest on the Securities which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

(3)       METHOD OF PAYMENT. The Company will pay interest on the Securities (except Defaulted Interest) and Additional Amounts (if any) to the Persons who are registered Holders of Securities at the close of business in New York City on June 3 or December 3 (whether or not a Business Day) immediately preceding the Interest Payment Date, except as provided in Section 3.07 of the Base Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, interest and Additional Amounts (if any) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts (if any) may be made by wire transfer of immediately available funds for all Securities the Holders of which will have provided wire transfer instructions to the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(4)       PAYING AGENT AND SECURITY REGISTRAR. Initially, Citibank, N.A., the Securities Administrator under the Indenture, will act as Paying Agent and Security Registrar. The Company may appoint one or more Co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(5)       INDENTURE. The Company issued the Securities under an Indenture dated as of June 1, 2015, as supplemented by the Fifth Supplemental Indenture dated June 17, 2024, between the Company, the Securities Administrator and the Trustee. The terms of the Securities include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended. The Securities are subject to all such terms, and Holders are referred to the Indenture and the U.S. Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(6)       REDEMPTION FOR TAXATION REASONS. The Securities may be redeemed, at the Company’s option, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including any Additional Amounts) thereon, if any, up to (but excluding) the Tax Redemption Date if, as a result of:

(a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(b) any change in, or amendment to, an official position regarding the application or written interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of an official position, is announced (i) in the case of the Company, on or after the Closing Date or (ii) in the case of any successor entity, on or after the date such successor entity becomes obligated under the Securities or the Indenture, with respect to any payment due or to become due under the Securities or the Indenture, the Company or its successor entity, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or its successor entity, as the case may be, taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable); provided that for the avoidance of doubt changing the jurisdiction of the Company or any successor entity is not a reasonable measure for the purposes of this section; and provided, further that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which we, or any successor entity, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Securities were then due.

Any Securities that are redeemed will be cancelled.

(7)       REDEMPTION AT THE OPTION OF THE COMPANY. The Company will have the right to redeem the Notes at its option, in whole or in part, prior to December 17, 2053 (six months prior to their maturity date) (the “Par Call Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(a) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (ii) interest accrued to the date of redemption, and

(b) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date.

On or after the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, up to (but excluding) the redemption date. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

(8)       MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

(9)       [Reserved]

(10)     OFFER TO PURCHASE UPON A CHANGE OF CONTROL. Section 10.12 of the Base Indenture shall be applicable to the Securities. Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Securities under Section 3.1 or under Section 3.2 of the Fifth Supplemental Indenture, or unless the Change of Control Payment Date would fall on or after the maturity date of the Securities, the Company will make an offer to purchase all or a portion of each Holder’s Securities pursuant to the Change of Control Offer, at a purchase price equal to 101% of the principal amount tendered plus accrued and unpaid interest thereon, if any, up to (but excluding) the date of purchase, subject to the provisions of the Indenture.

(11)       LEGAL DEFEASANCE AND DISCHARGE. Section 4.02 of the Base Indenture shall be applicable to the Securities.

(12)       COVENANT DEFEASANCE. Section 4.03 of the Base Indenture shall be applicable to the Securities.

(13)       SATISFACTION AND DISCHARGE. The Indenture specifies the means by which it may be discharged and cease to be of further effect with respect to the Securities.

(14)       DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar, the Securities Administrator and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities of such series to be redeemed or selected for redemption or during the period between a record date and the corresponding Interest Payment Date.

(15)       PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(16)       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series to be affected under the Indenture at any time by the Company, the Securities Administrator and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in the Indenture, the Indenture may be amended or modified without the consent of any Holder of Securities in order, among other things: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture; (iii) to add to the covenants of the Company, for the benefit of holders of the Securities or to surrender any power or right conferred upon the Company; (iv) to add or modify for the benefit of holders of the Securities any events of default; (v) to provide for the assumption by a successor company of the Company’s obligations under the Securities and the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (vi) to comply with any requirements of the United States Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act; (vii) to correct or add any other provisions with respect to matters or questions arising under the Indenture, provided that correction or added provision will not adversely affect the interests of the Holders of the Securities in any material respect; or (viii) to conform the provisions of the Indenture and the Notes to the “Description of Notes” section of the prospectus supplement dated June 10, 2024 or the “Description of Senior Debt Securities” section of the prospectus dated April 8, 2024, as applicable.

As set forth in the Indenture, without the consent of each Holder of an Outstanding Security affected, no amendment may, among other things: (i) modify the Stated Maturity of the Securities or the dates on which interest is payable in respect of the Securities; (ii) change the method in which amounts of payments of principal or any interest thereon is determined; (iii) reduce the principal amount of, or interest on, the Securities; (iv) reduce the premium payable upon redemption; (v) change the obligation of the Company to pay Additional Amounts; (vi) change the currency of payment of the Securities; (vii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture, (viii) impair the right of the Holders of Securities to institute suit for the enforcement of any payment on or after the date due; (ix) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any modification of or waiver of compliance with any provision of the Indenture or defaults under the Indenture and their consequences; and (x) modify the provisions of the Indenture regarding the quorum required at any meeting of Holders.

(17)       DEFAULTS AND REMEDIES. Each of the following is an “Event of Default”:

(1)       default in any payment of principal or any premium on any Security of a series when due (at Maturity, including upon redemption, or otherwise), which continues for 15 days;

(2)       default in the payment of interest (if any) and Additional Amounts (if any) on any Security of a series when due, which continues for 30 days;

(3)       the Company’s failure to comply with any other obligation contained in the Indenture (other than a covenant default in whose performance or whose breach is elsewhere in Section 5.01 of the Base Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or the Securities Administrator written notice, as provided in accordance with Section 1.05 of the Base Indenture, specifying such default or breach and requiring it to be remedied;

(4)       the Company’s failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against the Company or the Material Subsidiary, as the case may be;

(5)       if the Company is (or is deemed by law or a court to be) insolvent (which includes, but is not limited to: (i) the occurrence of a state of cessation of payments (cessation de payments) and the loss of commercial creditworthiness (ébranlement de crédit), (ii) institution of bankruptcy proceedings (faillite) under articles 437 ff of the Luxembourg Code of Commerce (iii) the institution of any proceedings for judicial liquidation (liquidation judiciaire) under articles 1100-1 ff of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, judicial reorganisation (réorganisation judiciaire), reorganisation by amicable agreement (réorganisation par accord amiable), administrative dissolution without liquidation (dissolution administrative sans liquidation) under articles 11 ff of the Luxembourg law dated 7 August 2023 on business continuity and the modernisation of bankruptcy (the Luxembourg Business Continuity Act), (iv) an application made by the Company or by any other person for the appointment of an insolvency receiver (curateur), surveyor judge (juge commissaire), delegated judge (juge délégué), liquidator (liquidateur), temporary administrator (administrateur provisoire), business conciliator (conciliateur d’entreprise), court officer (mandataire de justice) or other similar officer pursuant to any insolvency or similar proceedings or (v) an application made by the Company or by any other person for opening of any voluntary, judicial or administrative winding-up or liquidation) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts (which includes any negotiations conducted in order to reach an amicable agreement (accord amiable) with creditors pursuant to the Luxembourg Business Continuity Act) or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Company or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events; or

(6)       if any Material Subsidiary is (or is deemed by law or a court to be) insolvent or bankrupt (which includes, but is not limited to: (i) the occurrence of a state of cessation of payments (cessation de payments) and the loss of commercial creditworthiness (ébranlement de crédit), (ii) institution of bankruptcy proceedings (faillite) under articles 437 ff of the Luxembourg Code of Commerce (iii) the institution of any proceedings for judicial liquidation (liquidation judiciaire) under articles 1100-1 ff of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, judicial reorganisation (réorganisation judiciaire), reorganisation by amicable agreement (réorganisation par accord amiable), administrative dissolution without liquidation (dissolution administrative sans liquidation) under articles 11 ff of the Luxembourg law dated 7 August 2023 on business continuity and the modernisation of bankruptcy (the Luxembourg Business Continuity Act), (iv) an application made by the Material Subsidiary or by any other person for the appointment of an insolvency receiver (curateur), surveyor judge (juge commissaire), delegated judge (juge délégué), liquidator (liquidateur), temporary administrator (administrateur provisoire), business conciliator (conciliateur d’entreprise), court officer (mandataire de justice) or other similar officer pursuant to any insolvency or similar proceedings or (v) an application made by the Material Subsidiary or by any other person for opening of any voluntary, judicial or administrative winding-up or liquidation) or is granted a moratorium on payments or is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts within the meaning of any applicable law, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or any arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts (which includes any negotiations conducted in order to reach an amicable agreement (accord amiable) with creditors pursuant to the Luxembourg Business Continuity Act) or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of any such Material Subsidiary or any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the foregoing events (in each case, a “Material Subsidiary Insolvency Event”), provided that no Event of Default under this paragraph (ii) will occur in relation to any such Material Subsidiary Insolvency Event unless (x) the credit rating assigned by any Rating Agency to the long-term, unsecured and unsubordinated indebtedness of the Company within the period of 60 days immediately following such Material Subsidiary Insolvency Event is less than the credit rating assigned by such agency to the long-term, unsecured and unsubordinated indebtedness of the Company immediately prior to or on the effective date of such Material Subsidiary Insolvency Event and (y) a Rating Agency making a Rating Downgrade publicly announces or confirms that such Rating Downgrade was the result of any event or circumstance comprised in or arising as a result of, or in respect of, such Material Subsidiary Insolvency Event.

Upon the occurrence and continuation of any Event of Default, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of the affected series may declare the principal amount of the outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), in accordance with Section 1.05 of the Base Indenture. Upon any such declaration, the Securities of such series shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay

(a)       all overdue interest on all Securities of that series,

(b)       the principal of (and premium (if any) on) any Securities of that series which have become due other than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(c)       to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d)       all sums paid or advanced by either of the Trustee or the Securities Administrator hereunder and the reasonable and documented compensation, expenses, disbursements and advances of each of the Trustee and the Securities Administrator, its agents and counsel;

and

(2)           all Events of Default with respect to Securities of that series, other than the non-payment of the principal and other amounts of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04 of the Base Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive any past default under the Indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of Securities or an uncured default relating to a covenant or provision of the Indenture that cannot be modified or amended without the consent of each affected Holder.

Holders of a majority in aggregate principal amount of the outstanding Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, in each case with respect to such series and subject to the limitations specified herein. Subject to Article 6 of the Base Indenture relating to the Trustee’s duties, neither of the Trustee nor the Securities Administrator will be under any obligation to exercise any of its rights and powers under the Indenture unless such Holder has offered an indemnity to its reasonable satisfaction against any loss, costs, expenses and liabilities it may incur.

No Holder of Securities of any series will have any right to institute any proceeding with respect to the Indenture or the Securities of the series or for any remedy thereunder, unless:

(1)       such Holder has previously given written notice to the Trustee at its Corporate Trust Office of a continuing Event of Default under the Securities of the series has occurred;

(2)       Holders of not less than 25% in aggregate principal amount of the outstanding Securities of the relevant series have made a written request to the Trustee to institute the proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3)       the Holders of the Securities of the relevant series have offered to the Trustee reasonable indemnity against the cost and other liabilities of instituting a proceeding and provided a written request to the Trustee at its Corporate Trust Office;

(4)       the Trustee for 60 days thereafter has failed to institute any such proceeding;

(5)       during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of the relevant series have not given the Trustee a direction that is inconsistent with such written request; and

(6)       the terms of such series of Securities do not prohibit such remedy to be sought by the Trustee and/or the Holders,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders

Notwithstanding any other provision of the Indenture, the right of any Holder of a Security to receive payment of principal of, and interest (if any) and Additional Amounts (if any) on the Security, on or after the respective due dates expressed in the Security (including in connection with a Change of Control Offer), or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Holder.

(18)       TRUSTEE AND SECURITIES ADMINISTRATOR DEALINGS WITH COMPANY. Each of the Trustee and the Securities Administrator, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or Securities Administrator, as applicable. However, in the event that the Trustee acquires any conflicting interest as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, or resign.

(19)       NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(20)       AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Securities Administrator or an authenticating agent.

(21)       ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(22)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and each of the Trustee and the Securities Administrator may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(23)       GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF ARTICLES 470-1 to 470-19 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL NOT APPLY TO THE SECURITIES.

(24)       JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY LAW AS APPLICABLE, THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY HOLDER OR BY ANY PERSON WHO CONTROLS SUCH HOLDER OR THE TRUSTEE OR SECURITIES ADMINISTRATOR ON BEHALF OF SUCH HOLDER ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

ArcelorMittal
24-26 boulevard d’Avranches
L-1160 Luxembourg
Grand Duchy of Luxembourg
Attention: Group Funding Department – Corporate Legal

And copy to:

Immeuble “Théodore”
1-3 rue Blanche
75009 Paris
Attention: Group Funding Department

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee or the Securities Administrator, as applicable).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian